                              EAC INDUSTRIES, INC.
                                   EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                  (UNAUDITED)


                                                     For The Six Months                       For The Three Months
                                                        Ended July 31,                           Ended July 31,
                                                ------------------------------          ------------------------------
                                                   1995                1994                1995                1994
                                                ----------          ----------          ----------          ----------

INCOME FROM CONTINUING OPERATIONS               $  213,083          $  193,768          $  100,904          $   86,137
                                                ==========          ==========          ==========          ==========

INCOME FROM DISCONTINUED
OPERATIONS                                      $     --            $   76,314          $     --            $   38,000
                                                ==========          ==========          ==========          ==========

NET INCOME                                      $  213,083          $  270,082          $  100,904          $  124,137
                                                ==========          ==========          ==========          ==========


SHARES:
   Weighted average shares outstanding           2,311,687           2,311,687           2,311,687           2,311,687
   Other - options, warrants etc.                     --                  --                  --                  --
                                                                    ----------          ----------          ----------
                                                 2,311,687           2,311,687           2,311,687           2,311,687
                                                ==========          ==========          ==========          ==========

PRIMARY EARNINGS PER SHARE:
   Continuing operations                        $      .09          $      .08          $      .04          $      .04
   Discontinued operations                            --                   .04                --                   .01
                                                ----------          ----------          ----------          ----------
                                                $      .09          $      .12          $      .04          $      .05
                                                ==========          ==========          ==========          ==========



                                                                        Page 11.